EXHIBIT 10.10


                              CONSULTING AGREEMENT


1. The Consulting Agreement is effective as of 01, 01, 2006 between MEDIVISOR, INC. (the "Company"), and Demontis, Palmese, Leoni, Di Capua ( DPLD )

     It is expressly agreed and understood that:

          a. , hereinafter referred to as the "Consultant", will provide consulting services to the Company, acting on behalf of DPLD.

          b.   As a consultant, DPLD is not an employee of the Company.

2. Consultant shall perform such services as mutually agreed upon by the parties and as outlined in this Agreement and in the Appendix attached hereto.

3. Consultant and DPLD agree that neither will enter into any agreement with any firm that is in direct competition with the Company during the term of this Agreement.

4. It is also understood that DPLD will provide such services as may reasonably be requested by Medivisor, through its Chairman of the Board of Directors and CEO, Mr. Dino Luzzi The Company agrees that during the term of the Agreement, DPLD will make reports direct to Luzzi.

5. Consultant represents to the Company that the Consultant does not have any agreement to provide consulting services to any other party, firm, or company in the same field of endeavor that may be considered directly competitive to the Company on matters relating to the scope of this consultancy, and will not enter into any such agreement during the term of this Agreement without written permission from the Company.

6. Either party may disclose to the other party any information that the disclosing party would normally freely disclose to the other members of the community at large, whether by publication, by presentation at seminars, or in informal discussions.

     The parties will, from time to time, in connection with work contemplated under this Agreement, disclose confidential information to each other ("Confidential Information.") Each party will use reasonable efforts to


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     prevent the disclosure of any of the other party's Confidential Information to third parties for a period of two (2) years from receipt thereof. Confidential Information that the recipient may acquire pertains to the discloser's processes, equipment, programs, developments, or plans that is both (a) disclosed or made known by the disclosure, and (b) identified in writing as "proprietary". The recipient agrees not to disclose any Confidential Information to third parties or to use any Confidential Information for any purpose other than performance of the services contemplated by this Agreement, without prior written consent of the Company. Confidential Information does not include information that is or later becomes available to the public through no breach of this Agreement by the recipient; is obtained by the recipient from a third party who had the legal right to disclose the information to the recipient; is already in the possession of the recipient on the date this Agreement becomes effective; is independently developed by the recipient; or is required to be disclosed by law, government, regulation, or court order. In addition, Confidential Information does not include information generated by the Consultant unless the information is generated as a direct result of the performance of consulting services under this Agreement and is not otherwise generated in the normal course of the Consultant's activities. DPLD will not voluntarily produce any materials pertaining to the Company to any third party not authorized by the Company or Luzzi. However, it is acknowledged that DPLD is free to produce such materials to any third person that there is a direction to do so by what is reasonably believed to be a court of competent jurisdiction. If subpoenas are served, DPLD will notify the Company of such service, and it will be the responsibility of the Company or its representatives to make any applications to vacate such portions as may be appropriate and to object to the production of those materials. It is understood that DPLD will abide by whatever rulings are made by any court in these matters.

7. This Agreement shall be for a term of two years periods, renewable upon reasonable terms and conditions as may be agreed upon by the Company and the Consultant. Termination of the Agreement, it shall not affect: (a) the Company's obligation to pay for services previously performed by the Consultant; and (b) reasonable out-of-pocket expenses incurred by Consultant.


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8.   The relationship created by this Agreement shall be that of the independent contractor. Consultant shall have no authority to bind the Company to any agreement or contract. Written notices pursuant to this Agreement shall be made to each party at the following addresses, unless otherwise informed in writing of a change thereto:

           Medivisor, Inc.                        DPLD
           326 Walt Whitman Road                  Via Manetti 18
           Huntington Station, NY  11746          Anzio ( Italy ) 00042
           Tel:  886-373-6525                     Tel 011 39 3383423494


9. This Agreement replaces all previous discussions relating to the subject matter hereof and constitutes the entire agreement between the Company and DPLD. This Agreement may not be modified in any respect by any verbal statement. Any changes must be made by written documents signed by Dino Luzzi on behalf of the Company and by DPLD.

     It is agreed between the parties that the signed Appendix (Appendix A) is part of this Agreement.

10. In the event that a disagreement develops that the parties cannot arbitrate between themselves, then the matter shall be referred to binding arbitration by an arbitrator appointed by the American Arbitration Association. His/her decision will be binding, with no right of appeal. It is agreed that the parties will share equally the cost of said arbitration but that the prevailing party shall be entitled to recover reasonable attorney's fees.

11. The signatures below indicate that the individuals are authorized to enter into this Agreement.

     IN WITNESS HEREOF, the parties have executed this Agreement effective January 01 2006:



/s/ DIEGO DEMONTIS, GIANLUCA PALMESE
    PIETRO LEONI, CRISTIAN DICAPUA             /s/ DINO LUZZI
____________________________________           _________________________________
DPLD                                           Dino Luzzi, Chairman and CEO, for
Demontis, Palmese, Leoni,                      Medivisor, Inc.
DiCapua

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                                   APPENDIX A


The Company and DPLD have further agreed to the following:

A. Medivisor agrees to reward in the event of delivery of a contract with a pharmaceutical company by the above mentioned parties restricted stock to:

     Gianluca Palmese     100,000
     Diego Demontis       100,000
     Pietro Leoni          40,000
     Cristian DiCapua      10,000

B. The expiration date of this Agreement will be January 01, 2008, unless extended by both parties in accordance with section 11 of the Agreement.

C. The signatures, as indicated below, indicate that the individuals are authorized to enter into, and hereby approve this Appendix.

D. Virtual office in Italy is as part of this agreement at no expense to Medivisor.



/s/ DIEGO DEMONTIS, GIANLUCA PALMESE
    PIETRO LEONI, CRISTIAN DICAPUA             /s/ DINO LUZZI
____________________________________           _________________________________
DPLD                                           Dino Luzzi, Chairman and CEO, for
Demontis, Palmese, Leoni,                      Medivisor, Inc.
DiCapua